UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2004

Hallwood Realty Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-10643	75-2313955

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3710 Rawlins
Suite 1500
Dallas, Texas		75219

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 528-5588

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
Agreement and Plan of Merger
Purchase Agreement
Amendment No. 3 to Unit Purchase Rights Agreement
Press Release

Item 5. Other Events and Regulation FD Disclosure.

     As announced in the press release attached as exhibit 99.1 to this report, on April 16, 2004, Hallwood Realty Partners, L.P. (the “Partnership”) and certain of its affiliates have entered into a merger agreement and purchase agreement with HRPT Properties Trust (“HRPT”) under which HRPT will acquire all of the general and limited partner interests in the Partnership for a total cash price of approximately $250,0000,000, subject to adjustment in certain circumstances. The merger agreement is attached as Exhibit 2.1 to this report, and the purchase agreement is included herein as Exhibit 2.2.

     Also as described in the press release, the Partnership has amended its Unit Purchase Rights Agreement. The amendment to the Unit Purchase Rights Agreement is attached to this report as Exhibit 4.1.

Item 7. Financial Statements and Exhibits

(c)	Exhibits
2.1*	Agreement and Plan of Merger, dated as of April 16, 2004, by and among HRPT Properties Trust, HWP LP Acquisition, LLC, Hallwood Realty Partners, L.P. and Hallwood Realty, LLC.
2.2*	Purchase Agreement, dated as of April 16, 2004, by and among HRPT Properties Trust, HRP GP, LLC, Hallwood Realty, LLC, Hallwood Commercial Real Estate LLC, HWG, LLC, HWG Realty Investors, LLC, HWG 95 Advisors, Inc., HWG 98 Advisors, Inc. and The Hallwood Group Incorporated.
4.1*	Amendment No. 3 to Unit Purchase Rights Agreement, dated April 16, 2004, by and between Hallwood Realty Partners, L.P. and Equiserve Trust Company
99.1*	Press Release, dated April 16, 2004

*	filed herewith

3

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 19, 2004	HALLWOOD REALTY PARTNERS, L.P.

	By:	Hallwood Realty, LLC General Partner

	By:	/s/ John G. Tuthill

	Name:	John G. Tuthill
	Title:	Executive Vice President

Exhibit Index

2.1*	Agreement and Plan of Merger, dated as of April 16, 2004, by and among HRPT Properties Trust, HWP LP Acquisition, LLC, Hallwood Realty Partners, L.P. and Hallwood Realty, LLC.
2.2*	Purchase Agreement, dated as of April 16, 2004, by and among HRPT Properties Trust, HRP GP, LLC, Hallwood Realty, LLC, Hallwood Commercial Real Estate LLC, HWG, LLC, HWG Realty Investors, LLC, HWG 95 Advisors, Inc., HWG 98 Advisors, Inc. and The Hallwood Group Incorporated.
4.1*	Amendment No. 3 to Unit Purchase Rights Agreement, dated April 16, 2004, by and between Hallwood Realty Partners, L.P. and Equiserve Trust Company
99.1*	Press Release, dated April 16, 2004

*	filed herewith